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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
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          Date of Report (Date of earliest event reported) May 19, 2006

                              Delcath Systems, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                  001-16133               06-1245881
(State or other jurisdiction    (Commission             (IRS Employer
     Of incorporation)          File Number)           Identification No.)



               1100 Summer Street
              Stamford, Connecticut                      06905
        (Address of principal executive offices)       (Zip Code)

                                 (203) 323-8668

              (Registrant's telephone number, including area code.)


                                       N/A


         (Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240. 14a- 12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))




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Item 8.01 Other Events.

Delcath Systems, Inc. (Nasdaq: DCTH) (the "Company") will hold a special meeting of its stockholders on Friday, August 25, 2006 (the "Special Meeting"), at such time and location as shall be determined by the Board of Directors of the Company. Record holders of shares of the Company as of July 3, 2006 will be entitled to vote at the Special Meeting. The Special Meeting is being held at the request of Laddcap Value Partners LP, a 10% stockholder of the Company, in accordance with Article I, Section 2 of the Bylaws of the Company, for the purpose of allowing stockholders of the Company to vote on a precatory stockholder proposal to (i) request the Board of Directors to rescind the Company's Rights Agreement, dated as of October 30, 2001, between the Company and American Stock Transfer & Trust Company, as Rights Agent and (ii) take the necessary steps so that no future "poison pill" can be adopted without stockholder approval. Formal notice of the Special Meeting specifying, among other things, the time and location of the Special Meeting, and related disclosure materials regarding the proposal will be provided by the Company to its stockholders in due course.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 19, 2006                   DELCATH SYSTEMS, INC.

                                     By:   /s/ M.S. Koly
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                                          Name: M.S. Koly
                                          Title:  President and Chief Executive
                                                  Officer